UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2008

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (7272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 24, 2008 the Company’s operating subsidiary, Emir Oil, LLP (“Emir”) and the Ministry of Energy and Mineral Resources of the Republic of Kazakshtsant (“MEMR”) entered into Addendum No. 5 to Contract No. 482 dated June 09, 2000, for exploration of hydrocarbon material on Aksaz-Dolinnoe-Emir block, in Tyubkaragan region of Mangystau oblast in compliance with the License of series AI No 1552 (oil) issued April 30, 1999 (“Addendum No. 5”). Addendum No. 5 extends the term of the exploration stage under Emir’s contracts from July 9, 2009 to January 9, 2013 in order to permit Emir to conduct additional exploration drilling and testing activities within the Aksaz-Dolinnoe-Emir-Esen-Kariman-Borly block.

The Addendum requires, among other things, that Emir make the following additional capital expenditures and drilling commitments:

	July 9, 2009 to
	Dec. 31, 2009	2010	2011	2012

Minimum Work Program Capital Expenditure Required (in millions)	$6.79	$12.69	$18.69	$6.27
Minimum Number of New Wells	1	2	3	1

In addition to these added annual work program requirements, Addendum No. 5 imposes certain other obligations on Emir including obligations to:

•	spend an amount equal 0.5% of Emir’s annually planned capital expenses during the exploration period to train Kazakhstani specialists;
•	make additional payments to the liquidation fund;
•	make a lump-sum payment in the amount of 200,000 USD to the Astana Fund by the end of 2010;
•	supply 20% of the oil produced during the exploration period, as well as when performing test production, to domestic oil refineries;
•	make payments to social projects of the Mangistau oblast in the amounts of 50,000 USD during 2009 and 100,000 USD annually, from 2010 through 2012.

Addendum No. 5 also provides that upon the effective date of a new tax code within the Republic of Kazakhstan, Emir will undertake negotiations to change the tax regime currently in effect under the exploration contract in order to comply with the new tax code. Currently, contract No. 482 provides for tax stability during the term of the contract and exempts Emir from the obligation to pay rent export tax on crude oil sales made during exploration stage test production. However, the government’s recent imposition of an export duty on the Company and many other oil exporters in Kazakhstan has had the effect of abrogating many of the advantages of tax stability provisions in current exploration contracts.

The description of Addendum No. 5 in this Current Report is only a summary of that document and is qualified in its entirety by reference to the terms of Addendum No. 5, a copy of which is attached as an exhibit to this Current Report.

Item 8.01 Other Events

On June 25, 2008 the Company issued a press release announcing the granting of an extension of the exploration stage of the Emir contract as discussed in Item 1.01 above.

A copy of the press release is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1

Addendum No. 5 to Contract No. 482 dated June 09, 2000, for exploration of hydrocarbon material on Aksaz-Dolinnoe-Emir block, in Tyubkaragan region of Mangystau oblast in compliance with the License of series AI No 1552 (oil) issued April 30, 1999 between the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan, (Competent body)

and Limited Liability Partnership Emir Oil (Contractor)

Exhibit 99.1	Press Release of BMB Munai, Inc., dated June 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: June 25, 2008	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary